Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-218881) pertaining to the registration of term notes and guarantees of debt securities of General Motors Financial Company, Inc.;

(2)
Registration Statement (Form S-3 No. 333-219323) pertaining to the registration of debt securities, guarantees of debt securities, guarantees of debt securities, and preferred stock of General Motors Financial Company, Inc.; and

(3)	Registration Statement (Form S-3 No. 333-228897) pertaining to the registration of variable denomination floating rate demand notes and right notes of General Motors Financial Company, Inc.

of our report dated February 6, 2019, with respect to the consolidated financial statements of General Motors Financial Company, Inc. included in this Annual Report (Form 10-K) of General Motors Financial Company, Inc. for the year ended December 31, 2018.

/s/ Ernst & Young LLP
Fort Worth, Texas
February 6, 2019